As filed with the Securities and Exchange Commission on June 27, 2000
                                                      Registration No. 333-32955

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           THE SPORTS AUTHORITY, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                   36-3511120
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
  incorporation or organization)

         3383 N. State Road 7
        Ft. Lauderdale, Florida                           33319
(Address of principal executive offices)                (Zip Code)

                 THE SPORTS AUTHORITY, INC. DIRECTOR STOCK PLAN
                            (Full title of the plan)

                                  FRANK W. BUBB
              Senior Vice President, General Counsel and Secretary
                           The Sports Authority, Inc.
                             3383 North State Road 7
                          Ft. Lauderdale, Florida 33319
                     (Name and address of agent for service)

                                 (954) 735-1701
          (Telephone number, including area code, of agent for service)


                                    Copy to:
                             ROBERT J. LICHTENSTEIN
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                           Philadelphia, PA 19103-2921
                                 (215) 963-5000

                                                  CALCULATION OF REGISTRATION FEE
============================ =================== ====================== ====================== ===================================
 Title of securities to be    Amount to be        Proposed maximum       Proposed maximum       Amount of registration fee  (1)(4)
 registered (5)               registered (2)(3)   offering price per     Aggregate offering
                                                  share (1)              price (1)
---------------------------- ------------------- ---------------------- ---------------------- -----------------------------------
 Common Stock, $.01 par             600,000               $1.97               $886,533.49                    $962.45
 value
============================ =================== ====================== ====================== ===================================

(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 promulgated under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of common stock, par value $0.01 ("Common Stock") of The Sports Authority, Inc. (the "Company") on June 22, 2000 as reported on the New York Stock Exchange. The proposed maximum offering price per share and the proposed maximum aggregate offering price relate solely to the additional 450,017 shares of Common Stock being registered by this Amendment No. 1.

(2) This Registration Statement covers shares of Common Stock which may be offered or sold pursuant to the Sports Authority, Inc. Director Stock Plan (the "Director Stock Plan").

(3) On November 18, 1994, the Company filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (the "1994 Registration Statement") which included registering 53,111 shares of Common Stock under the Director Stock Plan. The Company paid a total registration fee of $17,212, of which $348 was paid to register shares of Common Stock under the Director Stock Plan. On July 16, 1996, the Company effected a three for two Common Stock split. Following the stock split, the 1994 Registration Statement registered 79,666 shares of Common Stock. On August 6, 1997, the Company filed a Registration Statement on Form S-8 (the "1997 Registration Statement") registering a further 70,317 shares of Common Stock under the Director Stock Plan, and paid a registration fee of $380.41 to the Commission. Therefore, prior to the filing of this Post-Effective Amendment No. 1 to the 1997 Registration Statement ("Amendment No. 1"), a total of 149,983 shares of Common Stock were registered under the Director Stock Plan and total registration fees of $728.41 had been paid to the Commission. In accordance with General Instruction E to Form S-8, this Amendment No. 1 registers an additional 450,017 shares of Common Stock under the Director Stock Plan for a total of 600,000 shares of Common Stock.

(4) The registration fee of $234.04 for the additional 450,017 shares of Common Stock is in a wire from the Company. The total amount of the registration fee for 600,000 shares of Common Stock, of $962.45, includes $728.41 already paid to register 149,983 shares of Common Stock under the Company's Director Stock Plan. See Note (3).

(5) The 1997 Registration Statement and this Amendment No. 1 do not amend or affect the 1994 Registration Statement except insofar as the 1994 Registration Statement relates to the Director Stock Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The contents of the 1997 Registration Statement filed by the Company with the Commission are hereby incorporated by reference. The contents of the 1994 Registration Statement filed by the Company with the Commission are hereby incorporated by reference solely to the extent that such contents relate to the Director Stock Plan.

         The following documents filed by the Company with the Commission are incorporated by reference in this Registration Statement:

         (a) Annual Report on Form 10-K, for the fiscal year ended January 29, 2000;

         (b) Quarterly Report on Form 10-Q, for the quarter ended April 29, 2000; and

         (c) The description of the shares of Common Stock contained in the Registration Statement on Form S-1 filed by the Company with the Commission, under "Description of Capital Stock", which is also incorporated by reference in the Company's Registration Statement on Form 8-A, dated October 24, 1994, and the Company's Registration Statement on Form 8-A, dated September 22, 1998, each of which was filed with the Commission pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and the Rules promulgated thereunder (the "Exchange Act").

         All reports and other documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement, from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Independent Certified Public Accountants

         The consolidated financial statements of the Company as of January 29, 2000, and for the year then ended, appearing in the Company's Annual Report on Form 10-K for the year ended January 29, 2000, have been audited by Ernst & Young LLP, independent certified public accountants, and at January 24, 1999, and for each of the two years in the period ended January 24, 1999, by PricewaterhouseCoopers LLP, independent certified public accountants, as set forth in their respective reports thereon and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP and PricewaterhouseCoopers LLP, pertaining to such financial statements (to the extent covered by consents filed by Ernst & Young LLP and PricewaterhouseCoopers with the Commission) given upon the authority of such firms as experts in accounting and auditing. The financial information for the three-month periods ended April 29, 2000 and April 25, 1999, incorporated by reference in this Registration Statement is unaudited.

Item 8.  Exhibits.

         The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

         Exhibit No.    Description
         -----------    -----------

         5 Opinion of Morgan, Lewis & Bockius LLP as to the legality of the shares being registered.

         23.1           Consent of Ernst & Young LLP.

         23.2           Consent of PricewaterhouseCoopers LLP.

         23.3           Consent of Morgan, Lewis & Bockius LLP (included in
                        Exhibit 5).

         24 Power of Attorney (included as part of the signature page).

         99.1           The Sports Authority, Inc. Director Stock Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on this 27th day of June, 2000.

                                       THE SPORTS AUTHORITY, INC.
                                       (Registrant)



                                       By:    /s/ MARTIN E. HANAKA
                                           ---------------------------------
                                           Martin E. Hanaka
                                           Martin E. Hanaka
                                           Chairman of the Board and
                                           Chief Executive Officer

         KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank W. Bubb, his/her attorney-in-fact, with the power of substitution for him/her in any and all capacities, to sign any amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that such attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


            Name                       Title                           Date
            ----                       -----                          ----

/s/ MARTIN E. HANAKA        Chairman of the Board, Chief           June 27, 2000
-------------------------   Executive Officer and Director         -------------
Martin E. Hanaka            (Principal Executive Officer)


/s/ GEORGE R. MIHALKO       Executive Vice President and Chief     June 27, 2000
-------------------------   Financial Officer (Principal           -------------
George R. Mihalko           Financial Officer)


/s/ EVA L. CLAWSON          Vice President and Controller          June 27, 2000
-------------------------   (Principal Accounting Officer)         -------------
Eva L. Clawson

/s/ A. DAVID BROWN                    Director                     June 27, 2000
-------------------------                                          -------------
A. David Brown

/s/ MARY ELIZABETH BURTON             Director                     June 27, 2000
-------------------------                                          -------------
Mary Elizabeth Burton

/s/ CYNTHIA R. COHEN                  Director                     June 27, 2000
-------------------------                                          -------------
Cynthia R. Cohen

/s/ STEVE DOUGHERTY                   Director                     June 27, 2000
-------------------------                                          -------------
Steve Dougherty

/s/ JULIUS W. IRVING                  Director                     June 27, 2000
-------------------------                                          -------------
Julius W. Irving

/s/ CAROL A. FARMER                   Director                     June 27, 2000
-------------------------                                          -------------
Carol A. Farmer

/s/ CHARLES H. MOORE                  Director                     June 27, 2000
-------------------------                                          -------------
Charles H. Moore




/s/ FRANK W. BUBB              Attorney-In-Fact for the            June 27, 2000
-------------------------      Officers and Directors of           -------------
Frank W. Bubb                  The Sports Authority, Inc.

                                INDEX OF EXHIBITS


Exhibit No.   Description
-----------   -----------

5 Opinion of Morgan, Lewis & Bockius LLP as to the legality of the shares being registered.

23.1          Consent of Ernst & Young LLP.

23.2          Consent of PricewaterhouseCoopers LLP.

23.3          Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5).

24            Power of Attorney (included as part of the signature page).

99.1          The Sports Authority, Inc. Director Stock Plan.